Exhibit 99.1 PRESS RELEASE

FOR IMMEDIATE RELEASE

AnalogicTech Reports Third Quarter 2005 Financial Results

Company Reports Record Revenue of $18.0 Million, Up 24% from Preceding Quarter

Sunnyvale, CA – October 27, 2005 – Advanced Analogic Technologies Incorporated (AnalogicTech) (Nasdaq: AATI), a developer of power management semiconductors for mobile consumer electronic devices, today reported financial results for the third quarter ended September 30, 2005.

Revenue for the third quarter of 2005 was $18.0 million, an increase of 16% over revenue of $15.5 million for the third quarter of 2004 and a 24% sequential increase over the second quarter 2005 revenue of $14.5 million. Revenue for the first nine months of 2005 was $46.7 million, an increase of 25% over revenue of $37.3 million from the same period in 2004.

Net income on a GAAP basis for the third quarter of 2005 was $0.2 million, or $0.01 per diluted share, compared to $2.7 million, or $0.08 per diluted share, for the third quarter of 2004, and compared to a net loss of $0.1 million, or $0.02 per diluted share, for the second quarter of 2005.

Stock-based compensation expense, after tax, reduced net income by $0.6 million, or $0.01 per diluted share, for the third quarter, compared to $0.4 million, or $0.01 per diluted share, for the third quarter of 2004 and compared to $0.6 million, or $0.02 per diluted share, for the second quarter of 2005.

AnalogicTech reported gross margins of 60.2% for the third quarter of 2005 compared to 65.4% for the third quarter of 2004 and compared to 56.8% for the second quarter of 2005. The Company ended the quarter with $117.2 million in cash and cash equivalents.

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“We are pleased to report record revenue for the third quarter, our first quarter as a public company,” stated Richard K. Williams, President, CEO, and CTO of AnalogicTech. “Our strong results demonstrate our continued success in delivering Total Power Management solutions for portable applications in three high-volume markets: communications, computing and consumer electronics products. In order to capitalize on this success in the power management market, our goal is to expand our broad product portfolio and increase our penetration rate with new and existing customers across the growing number of power management sockets in multiple end-market applications.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The company undertakes no obligation to update these statements.

For the fourth quarter ended December 31, 2005, AnalogicTech estimates revenue in the range of $20 to $22 million, which will yield second half revenues of approximately $38 to $40 million and quarterly earnings per diluted share on a GAAP basis of $0.01 to $0.03.

Conference Call Details

The AnalogicTech Third Quarter teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time, on Thursday, October 27, 2005. To participate in the live call, analysts and investors should dial (800) 218-9073 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at www.aati.com or via the corporate website at www.analogictech.com. A telephonic replay of the conference call will also be available until 11:59 p.m. Pacific Time on Monday, October 31, 2005, by dialing (800) 405-2236 and entering the passcode: 11040764#. Callers outside the U.S. and Canada may access the replay by dialing (303) 590-3000 and entering the passcode 11040764#.

About AnalogicTech

Advanced Analogic Technologies Incorporated (AnalogicTech) is a supplier of power management semiconductors for mobile consumer electronic devices, such as wireless handsets, notebook and tablet computers, smartphones, digital cameras, and digital audio players. The company focuses its design and marketing efforts on the application-specific power management needs of consumer, communications, and computing applications in these rapidly evolving devices. AnalogicTech maintains offices in the United States, China, Europe, Japan, South Korea and Taiwan, as well as a worldwide network of sales representatives and distributors. For more information, please visit the AnalogicTech website: www.analogictech.com. (AnalogicTech - F)

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For More Information

Investor Contacts: Brian McDonald Chief Financial Officer AnalogicTech 408-737-4788	Lisa Laukkanen The Blueshirt Group 415-217-4967

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our initial public offering. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies Incorporated. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share data)

	September 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$117,210	$21,705
Accounts receivable, net of allowances of $1,690 in 2005 and $385 in 2004	12,000	3,405
Inventories	6,428	6,878
Prepaid expenses and other current assets	1,867	727
Deferred income tax assets—current	7,357	8,113

Total current assets	144,862	40,828
Property and equipment, net	2,440	2,700
Other assets	389	396
Deferred income tax assets—noncurrent	1,065	1,065

TOTAL ASSETS	$148,756	$44,989

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$5,728	$2,936
Accrued liabilities	4,050	2,478
Income tax payable	1,217	595
Current portion of capital lease obligations	—	27

Total current liabilities	10,995	6,036

Total liabilities	10,995	6,036

STOCKHOLDERS’ EQUITY:
Convertible preferred stock, Series A, $0.001 par value—3,140,100 shares authorized; none and 1,570,050 shares designated and outstanding in 2005 and 2004	—	2
Convertible preferred stock, Series B, $0.001 par value—7,799,856 shares authorized; none and 3,899,929 shares designated and outstanding in 2005 and 2004	—	4
Convertible preferred stock, Series C, $0.001 par value—5,689,500 shares authorized; none and 2,844,750 shares designated and outstanding in 2005 and 2004	—	3
Convertible preferred stock, Series D, $0.001 par value—19,645,000 shares authorized; none and 8,844,591 shares designated and outstanding in 2005 and 2004	—	9
Convertible preferred stock, Series E, $0.001 par value—14,666,517 shares authorized; none and 7,291,313 shares designated and outstanding in 2005 and 2004	—	7
Common stock, $0.001 par value—121,666,517 shares authorized; 43,129,306 and 7,708,977 shares issued and outstanding in 2005 and 2004	43	7
Additional paid-in capital	154,650	57,012
Deferred stock compensation	(5,995)	(6,892)
Accumulated other comprehensive loss	(498)	(416)
Accumulated deficit	(10,439)	(10,783)

Total stockholder’s equity	137,761	38,953

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$148,756	$44,989

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ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amount)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
NET SALES	$17,964	$15,518	$46,711	$37,281
Cost of revenues (including stock-based compensation of $28 and $84 for the three and nine months ended 2005; and $11 and $16 for the three and nine months ended 2004)	7,152	5,369	18,804	13,530

GROSS PROFIT	10,812	10,149	27,907	23,751

OPERATING EXPENSES:
Research and development (including stock-based compensation of $196 and $588 for the three and nine months ended 2005 and $82 and $144 for the three and nine months ended 2004)	5,277	4,067	14,210	10,382
Sales General and Administrative (including stock-based compensation of $352 and $1,084 for the three and nine months ended 2005 and $261 and $288 for the three and nine months ended 2004)	4,914	3,251	12,762	7,731

Total operating expenses	10,191	7,318	26,972	18,113

INCOME FROM OPERATIONS	621	2,831	935	5,638
OTHER INCOME (EXPENSES):
Interest and other income	680	40	920	86
Interest and other expense	(30)	(1)	(50)	(3)

Total other income, net	650	39	870	83

INCOME BEFORE INCOME TAXES	1,271	2,870	1,805	5,721
PROVISION FOR INCOME TAXES	1,029	130	1,462	259

NET INCOME	$242	$2,740	$343	$5,462

NET INCOME PER SHARE:
Basic	$0.01	$0.61	$0.03	$1.30
Diluted	$0.01	$0.08	$0.01	$0.17

WEIGHTED AVERAGE SHARES USED IN NET INCOME PER SHARE CALCULATION:
Basic	27,683	4,472	13,650	4,196
Diluted	42,242	33,451	37,868	32,569

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